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                                   EXHIBIT 99

                               MEDIA INFORMATION

         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101


                       ** MERCHANTS GROUP REPORTS EARNINGS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                       AND DECLARES QUARTERLY DIVIDEND **


         BUFFALO, N.Y., October 28, 2004 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and nine months ended September 30, 2004 and declared a quarterly dividend.

         For the third quarter of 2004 the Company reported a 40% increase in net income compared to the third quarter of 2003. Net income for the third quarter was $1,163,000 ($.55 per diluted share) compared to $828,000 ($.39 per diluted share)for the third quarter of 2003. For the nine months ended September 30, 2004 the Company earned $1.66 per diluted share on net income of $3,524,000 compared to $1.69 per diluted share on net income of $3,567,000 for the same period in 2003.

         Net income for the nine months ended September 30, 2004 and 2003 included net realized investment gains of $470,000 and $2,210,00, respectively, which added $.14 and $.69, respectively, to earnings per share. Net income for the quarter ended September 30, 2004 did not

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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance to businesses and individuals throughout the northeastern and mid-atlantic
United States.
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include any realized investment gains compared to $44,000 of net realized investment gains for the quarter ended September 30, 2003, which added $.01, to fully diluted earnings per share.

         While realized investment gains for the first nine months of 2004 were less than the previous year, income before taxes increased because of improved underwriting results. This was achieved through the Company's strategy to emphasize commercial business and to cease writing new private passenger automobile business in certain jurisdictions. The strategy contributed to the improvement in the Company's GAAP combined ratio for the third quarter of 2004 which was 105.7 compared to 107.8 in 2003. The combined ratio for the first nine months of 2004 was 105.8 compared to 110.2 in 2003.

         The financial statements reflect the effects of a Services Agreement and a Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), which became effective January 1, 2003. Under the Services Agreement, Mutual provides underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH's share of combined Mutual and MNH premiums earned and losses and loss adjustment expenses (LAE) for 2004 in accordance with the Reinsurance Pooling Agreement is 35%. MNH's pooling percentage for 2003 was 40%. This earnings release provides a comparison of combined Mutual and MNH direct premiums written for 2004 to 2003.

                            Third Quarter Comparisons

         Revenues for the Company for the third quarter of 2004 were $16,281,000, a 13% decrease from $18,713,000 recorded in the same period in 2003. Net premiums earned decreased $2,180,000 (13%) to $14,161,000, from $16,341,000 in 2003. The lower premiums earned reflects the Company's lower share (35% for 2004 versus 40% for 2003) of pooled net premiums earned. Net investment income decreased 12% to $1,935,000 in 2004 from $2,201,000 in 2003, due to the lower interest rate environment and lower average invested assets.

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     The group-wide or combined direct premiums written in accordance with the
Reinsurance Pooling Agreement for the third quarter of 2004 were $48,553,000, an increase of $3,688,000, or 8%, from $44,865,000 in 2003. Group-wide total direct premiums written excluding the Umbrella Program (discussed below) decreased 1% compared to the year earlier period. The Company's pro forma share of combined direct premiums written in 2004 and 2003, in accordance with the Reinsurance Pooling Agreement, was $16,994,000 and $17,946,000, respectively. These amounts reflect the Company's pooled share (35% for 2004 versus 40% for 2003) of combined direct premiums written in accordance with the Reinsurance Pooling Agreement. The table below shows a comparison of direct premiums written by major category in 2004 and 2003.

                                      Group-wide DWP                            MNH Pooled Share
                                      --------------                            ----------------
                                    Three months ended                         Three months ended
                                       September 30,                              September 30,
                                   --------------------                       --------------------
Major Categories                     2004        2003          Variance        2004         2003         Variance
                                   -------      -------        --------       -------      -------       --------
                                     (000's omitted)                             (000's omitted)
                                                                                            (35%)*         (40%)*
Voluntary Personal Lines           $13,054      $16,897          (23%)        $ 4,569      $ 6,759          (32%)
Voluntary Commercial Lines          30,436       26,892           13%          10,653       10,757           (1%)
Umbrella Program                     4,102         --             NA            1,436         --             NA
Involuntary                            961        1,076          (11%)            336          430          (22%)
                                   -------      -------                       -------      -------
Total Direct Written Premiums      $48,553      $44,865            8%         $16,994      $17,946           (5%)
                                   =======      =======                       =======      =======

* Pooling percentages.

         The 23% (or $3,843,000) decrease in group-wide voluntary personal lines direct premiums written primarily resulted from a decrease in private passenger automobile (PPA) direct premiums written. This decrease in PPA direct premiums written is the result of the companies' decision, implemented in 2002, not to write new policies in certain jurisdictions. In addition the approval by the New Jersey Department of Banking and Insurance, of the companies' request to withdraw from the New Jersey PPA market was effective in June 2003 and provided for the non-renewal of policies beginning in June 2004.

         Group-wide voluntary commercial lines direct premiums written increased 13% due to period to period increases in every group-wide commercial line of business. The average


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premium per group-wide voluntary commercial lines policy increased 9% compared to the year earlier period. Total voluntary commercial lines policies in force at September 30, 2004 increased 3% from September 30, 2003.

         A monoline commercial umbrella program introduced by Mutual in the fourth quarter of 2003 (the Umbrella Program) resulted in $4,102,000 in direct premiums written in the third quarter of 2004. The Umbrella Program is marketed exclusively through one independent agent and approximately 95% of the premiums and losses related to these policies are reinsured with an "A+" rated national reinsurer through a quota share reinsurance treaty. There were no similar direct premiums written in the three months ended September 30, 2003.

         The 11% decrease in group-wide involuntary written premiums, which consist primarily of involuntary PPA insurance, resulted primarily from a decrease in group-wide assignments from the New York Automobile Insurance Plan (NYAIP). The NYAIP provides coverage for individuals who are unable to obtain auto insurance in the voluntary market, and assignments from the NYAIP vary depending upon a company's PPA market share and the size of the NYAIP. In addition, beginning in February 2003 the Company purchased territorial credits to reduce assignments of NYAIP, the costs of which are amortized over the estimated term of the policies eliminated.

            Net losses and LAE decreased $3,031,000, or 25%, to $8,941,000 in 2004 from $11,972,000 in 2003. The loss and LAE ratio decreased 10.2 percentage points to 63.1% in 2004 from 73.3% in 2003. The decrease in the loss and LAE ratio is due to improvement in loss experience for the 2004 accident year compared to the 2003 accident year. The development of losses related to prior accident years had only a minor impact on the loss and LAE ratio for each quarter.

         Total amortization of deferred policy acquisition costs and other underwriting expenses were $6,031,000 for the third quarter of 2004, an increase of $391,000 or 7% from $5,640,000 for


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the third quarter of 2003. A $581,000, or 14%, decrease in the amortization of deferred acquisition costs was more than offset by a $972,000, or 70%, increase in other underwriting expenses. Other underwriting expenses for the third quarter of 2004 include a charge for $576,000 (4.1 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement which provides for retrospective commission income or expense based on actual experience versus a targeted loss and LAE ratio. The commission is owed to Mutual based on a decrease during the third quarter of 2004 in the estimated cumulative loss and LAE ratio on the "pooled" business since the inception of the Reinsurance Pooling Agreement. There was no retrospective commission pertaining to the Reinsurance Pooling Agreement in the third quarter of 2003. During the third quarter of 2004 the Company recorded as other underwriting expenses $106,000 of amortization of NYAIP territorial credits (described above), compared to $76,000 in the third quarter of 2003. The GAAP combined ratio for the third quarter of 2004 decreased to 105.7 from 107.8 for the same period in 2003.

NINE MONTH PERIOD COMPARISONS:

         Revenues for the nine month period ended September 30, 2004 were $49,466,000, a 15% decrease from 2003. Net premiums earned were $42,594,000, a decrease of $6,103,000, or 13%, from the year earlier period. Net investment income decreased $761,000, or 11%, to $5,954,000 due to the lower interest rate environment and lower invested assets. Net realized investment gains decreased 79% to $470,000 from $2,210,000 in 2003.

         Net losses and LAE decreased $9,058,000 (24%) to $28,182,000 for the first nine months of 2004 from $37,240,000 in 2003. The loss and LAE ratio decreased to 66.2% in 2004 compared to 76.5% in 2003. Substantially all of the decrease relates to an improvement in the loss and LAE ratio for the 2004 accident year (losses occurring in the first nine months of 2004) compared to the 2003 accident year (losses occurring in the first nine months of 2003).

         Total amortization of deferred policy acquisition costs and other underwriting expenses were $16,887,000 for the nine months ended September 30, 2004, an increase of 3% from

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$16,435,000 for the nine months ended September 30, 2003. Other underwriting expenses include $1,325,000 of retrospective reinsurance commission expense pursuant to the Reinsurance Pooling Agreement reflecting the improvement in the cumulative loss and LAE ratio for the pooled business. The Company recorded $253,000 of retrospective commission income pertaining to the Reinsurance Pooling Agreement in the nine months ended September 30, 2003. The GAAP combined ratio for the nine months ended September 30, 2004 decreased to 105.8 from 110.2 in the same period in 2003. A 10.3 percentage point decrease in the loss and LAE ratio was partly offset by a 5.9 percentage point increase in the expense ratio. The retrospective reinsurance commission pursuant to the Reinsurance Pooling Agreement increased the 2004 GAAP expense ratio by 3.1 percentage points, and reduced the 2003 GAAP expense ratio by .5 percentage points.

         The provision for income taxes for the nine months ended September 30, 2003 included the effect of a May 2003 change in New York State law governing the taxation of property and casualty insurance companies. As a result of this change the Company recorded a one-time benefit, net of federal income taxes, to its income tax provision of $505,000 ($.24 per diluted share) during 2003. This one time benefit reduced the Company's effective income tax rate for the nine months of 2003 by 12 percentage points.

OTHER INFORMATION:

         Book value per common share at September 30, 2004 increased to $34.10 from $33.30 at December 31, 2003. The increase in the Company's book value per common share resulted from net income for the nine months ended September 30, 2004 partially offset by unrealized investment losses and quarterly shareholder dividends.

         The Company approved the declaration of the regular quarterly cash dividend on its common stock of $.10 per share payable December 3, 2004 to shareholders of record as of the close of business on November 19, 2004.



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         Merchants Group, Inc. through its wholly-owned subsidiary, Merchants
Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.

                                 * * * * * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

         Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


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                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)

                                          Three months ended                     Nine months ended
                                             September 30,                          September 30,
                                             -------------                          -------------
                                           2004        2003       % change        2004         2003       % change
                                           ----        ----       --------        ----         ----       --------
                                             (unaudited)
Revenues:
Net premiums earned                      $14,161      $16,341       (13.3)       $42,594      $48,697       (12.5)
Net investment income                      1,935        2,201       (12.1)         5,954        6,715       (11.3)
Net realized investment gains               --             44        --              470        2,210       (78.7)
Other revenues                               185          127        45.7            448          284        57.7
                                         -------      -------                    -------      -------      ------
Total revenues                            16,281       18,713       (13.0)        49,466       57,906       (14.6)
                                         -------      -------                    -------      -------      ------
Expenses:
Net losses and loss adjustment
   expenses                                8,941       11,972       (25.3)        28,182       37,240       (24.3)
Amortization of deferred
   policy acquisition costs                3,677        4,258       (13.6)        11,074       12,689       (12.7)
Other underwriting expenses                2,354        1,382        70.3          5,813        3,746        55.2
                                         -------      -------                    -------      -------
Total expenses                            14,972       17,612       (15.0)        45,069       53,675       (16.0)
                                         -------      -------                    -------      -------
Income before income taxes                 1,309        1,101        18.9          4,397        4,231         3.9
Provision for income taxes                   146          273       (46.5)           873          664        31.5
                                         -------      -------                    -------      -------
Net income                               $ 1,163      $   828        40.5        $ 3,524      $ 3,567        (1.2)
                                         =======      =======                    =======      =======

Earnings per share:
     Basic                               $   .55      $   .39        41.0        $  1.67      $  1.69        (1.2)
                                         =======      =======                    =======      =======
     Diluted                             $   .55      $   .39        41.0        $  1.66      $  1.69        (1.8)
                                         =======      =======                    =======      =======

Weighted average shares outstanding
   Basic                                   2,114        2,110                      2,113        2,110
   Diluted                                 2,119        2,110                      2,118        2,111
GAAP Combined Ratio                        105.7        107.8                      105.8        110.2
Statutory Combined Ratio                   104.7        107.3                      106.1        109.8



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                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)


                                                       September 30,      December 31,
                                                       -------------      ------------
                                                           2004              2003
                                                         --------          --------
                                                       (unaudited)
Assets:

Investments                                              $197,531           $202,887
Premiums receivable                                        15,300             16,677
Deferred policy acquisition costs                           7,774              8,623
Reinsurance recoverable on paid and unpaid losses          20,779             22,715
Deferred federal income tax benefit                         5,350              4,497
Other assets                                               17,225             16,867
                                                         --------           --------
         Total assets                                    $263,959           $272,266
                                                         ========           ========

Liabilities and Stockholders' Equity

Liabilities:

Reserve for losses and loss adjustment expenses          $136,317           $146,474
Unearned premiums                                          34,700             36,176
Other liabilities                                          20,848             19,357
                                                         --------           --------
         Total liabilities                                191,865            202,007
                                                         --------           --------

Stockholders' equity:                                      72,094             70,259
                                                         --------           --------

         Total liabilities and stockholders' equity      $263,959           $272,266
                                                         ========           ========






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